UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 16, 2009, Kratos Defense & Security Solutions, Inc. (the “Company”) entered into a Settlement Agreement and General Release of Claims (the “Settlement Agreement”) with KeyBank National Association (“KeyBank”), Field Point III, Ltd. (“Field Point”), and SPF CDO I, Ltd. (“SPF”) (collectively referred to as the “Parties” and each referred to as a “Party”) to settle certain claims among the Parties.  On June 4, 2009, the Company filed a complaint in the United States District Court for the Northern District of Ohio (the “Ohio Action”) against KeyBank, Field Point and SPF, seeking equitable relief in the form of reformation of an error in a contract schedule to the Company’s credit facilities.   The error resulted from the erroneous preparation of a schedule to the loan documents consisting of calculations relating to a financial covenant relating to the minimum liquidity ratio.  On August 5, 2009, Field Point and SPF filed a complaint in the United States District Court for the Southern District of New York (the “New York Action”) against the Company and KeyBank, seeking declaratory relief that the financial covenants were enforceable as written.  Under the Settlement Agreement, the Company dismisses with prejudice the Ohio Action, Field Point and SPF agree to dismiss with prejudice the New York Action, and each Party releases the other Parties from all claims and makes customary representations and warranties.

Pursuant to the terms of the Settlement Agreement, on October 16, 2009 the Parties entered into a Third Amendment to the First Lien Credit Agreement and a Third Amendment to the Second Lien Credit Agreement (the “Amendments”).  Among other things, the Amendments:

•	reform the error in the minimum liquidity ratio in accordance with the Company’s request;

•
provide that the net proceeds from the Company’s registered direct common stock offering on September 2, 2009 must be used to pay down the first term loan at par with no prepayment penalty or make whole payments;

•	if the Company refinances the remaining balance of the first lien term loan by March 12, 2010, the extinguishment of the term loan will be at par with no prepayment penalty or make whole payments;

•	extend the term on the revolving line of credit by one year to December 31, 2012; and

•	require the Company to pay a $0.5 million fee to its lenders.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2009

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

By: /s/ Laura Siegal
Laura Siegal
Vice President, Corporate Controller and Principal Accounting Officer